UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party Other Than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Signalife, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of securities:

5)

Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.: 3) Filing Party: 4) Date Filed:

July 7, 2006

To Our Shareholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Shareholders of Signalife, Inc., to be held on Tuesday, August 8, 2006, at 10:00 a.m., Pacific Coast Time, at Sportsmen’s Lodge Hotel located at 12825 Ventura Boulevard, Studio City, California (the “Annual Meeting”).

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card.  We also enclose a copy of our Annual Report on Form 10-KSB for our 2005 fiscal year, which provides additional current information relating to Signalife and our business.

If you hold shares of our common stock or series ’A’ preferred stock as of the close of business on June 22, 2006, you will be entitled to vote at the Annual Meeting.  The principal purpose of the Annual Meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement accompanying this letter, is to elect seven directors to our board of directors and to ratify the appointment of our independent auditors.  You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals.  Please note that we plan to conduct a short meeting to focus on these items, and related discussion.  After that, we will provide time for your questions and comments.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted.  For that reason we request that you submit your proxy as soon as possible by either mail, facsimile or internet.  If you decide to attend the Annual Meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Signalife, and hope you can be with us at the annual meeting.

Sincerely

Pamela M. Bunes Chief Executive Officer and President

SIGNALIFE, INC.

531 South Main Street, Suite 103

Greenville, South Carolina 29601

Telephone: (864) 233-2300 / Facsimile: (864) 233-2100

2006 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Tuesday, August 8, 2006, at 10:00 a.m., Pacific Coast Time.
Place	Sportsmen’s Lodge Hotel, located at 12825 Ventura Boulevard, Studio City, California.
Items of Business

•

To elect seven directors to serve until the Annual Meeting of Shareholders to be held in the year 2007;

•

To ratify the appointment of Elliott Davis, LLC,. as our independent auditors for the fiscal year ended December 31, 2006; and

•

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock or series ’A’ preferred stock as of the record date for the Annual Meeting.
Record Date	June 22, 2006.
Annual Report	Our 2005 Annual Report on Form 10-KSB for our fiscal year ended December 31, 2005 is enclosed.
Voting By Proxy

Please submit your proxy as soon as possible by either mail, facsimile or internet so that your shares can be voted at the Annual Meeting in accordance with your instructions.  For specific instructions, please refer to the “Questions And Answers” section beginning on page 2 of this proxy statement and the instructions on the proxy card.

Mailing Date

This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-KSB for our fiscal year ended December 31, 2005 are being distributed on or about July 7, 2006.

.

SIGNALIFE, INC.

531 South Main Street, Suite 103

Greenville, South Carolina 29601

Telephone: (864) 233-2300 / Facsimile: (864) 233-2100

QUESTIONS AND ANSWERS

Q:

Why Am I Receiving These Materials?

A:

The board of directors of Signalife, Inc., a Delaware corporation (sometimes referred to in these proxy materials as “we,” “our company” or “Signalife”), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on Tuesday, August 8, 2006 (the “Annual Meeting”).  As a holder of record or beneficial owner of shares of our common stock or series ’A’ preferred stock you are invited to attend the Annual Meeting and to vote on the proposals described in this proxy statement.

For purposes of this proxy statement, shares of our common stock and series ’A’ preferred stock are sometimes referred to as “common shares” and “series ‘A’ preferred shares”, respectively, and collectively as “voting shares”, while holders of our common shares and series ‘A’ preferred shares are sometimes referred to as “common shareholders” and “series ‘A’ shareholders”, respectively, and collectively as “voting shareholders”.

Q:

What Information Is Contained In These Materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting and the voting process, as well as additional information concerning Signalife we are required to give you under the regulations of the United States Securities and Exchange Commission (the “SEC”).  We are also including with this proxy statement our annual report on form 10-KSB for our fiscal year ended December 31, 2005, which includes an updated description of our business and audited financial statements for our most recent fiscal year ended December 31, 2005.

Q:

What Proposals Are Our Voting Shareholders Entitled To Vote Upon At The Annual Meeting?

A:

There are two proposals scheduled to be voted on at the Annual Meeting by our voting shareholders, voting together as a single class:

•

the election of seven directors to serve until the Annual Meeting of Shareholders to be held in the year 2007, and

•

the ratification of Elliott Davis, LLC, as our independent auditors for our fiscal year ended December 31, 2006.

Q:

What Is Signalife’s Voting Recommendation To Our Voting Shareholders?

A:

Our board of directors recommends that you vote your shares “FOR” each of the seven director nominees to our board of directors, and “FOR” the ratification of Elliott Davis, LLC, as our independent auditors for our fiscal year ended December 31, 2006.

Q:

What Shares Can I Vote?

A:

You may vote any voting shares which you own as of the close of business on June 22, 2006, the record date for the Annual Meeting (the “Record Date”).  These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:

Do I Need An Admission Ticket To Attend The Annual Meeting?

A:

All Signalife shareholders are welcomed to attend the Annual Meeting.  You may, however, be required to provide proof of identification should you desire to attend and vote your shares at the Annual Meeting.

Q:

Can I Vote My Shares In Person At The Annual Meeting?

A:

Yes, you may vote your shares in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy card as described below so that your vote will be counted if you later decide not to attend.

Q:

How Can I Vote My Shares Without Attending The Annual Meeting?

A:

To vote your shares without attending the Annual Meeting, you should submit your proxy card directly to Signalife’s stock transfer and registrar, Atlas Stock Transfer Corporation, either by mail, facsimile or internet.  Please see the proxy card for faxing or internet voting instructions.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign but do not provide instructions, your shares will be voted as described below in “Q: How Are Votes Counted?”.  For Atlas’ contact information see “Q: How Can I Get Further Information?” below.

Q:

Can I Change My Vote?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:

How Are Votes Counted?

A:

In the election of directors, you may vote “FOR” each or all of the director nominees, or your vote may be “WITHHELD” with respect to one or more of those nominees.

With respect to the other proposals contained in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Each of our director nominees has consented to his or her nomination for election.  Should any director nominee no longer remain a candidate at the time of the Annual Meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:

What Is The Voting Requirement To Approve Each Of The Proposals?

A:

In the case of the election of the director positions, the seven persons receiving the highest number of “FOR” votes of our voting shares voting as a single class will be elected.  All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Q:

What Happens If Additional Proposals Are Presented At The Annual Meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders on the proxy card, namely, Ms. Pamela M. Bunes (our President and Chief Executive Officer) and Mr. Rodney Hildebrandt (our Chief Operating Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:

How Many Votes Do I Have?

A:

Each voting share outstanding as of the Record Date is entitled to one vote for each of the seven director positions, and one vote for each of the other proposals.  As of the Record Date, there were 39,176,192 voting shares issued and outstanding.

Q:

Is Cumulative Voting Permitted For The Election Of Directors?

A:

No.  Cumulative voting does not apply to any of the matters to be voted upon at the Annual Meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q:

What Is The Quorum Requirement For The Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the shares entitled to vote.  In determining whether a quorum is present, all shares present in person or represented by proxy with respect to the matter to be voted upon are counted as present for the purpose of determining the presence of a quorum, including shares to which the holder abstains from voting on the matter.

Q:

Who Will Count The Votes?

A:

A representative of our company, or our legal counsel, will tabulate the votes and act as the inspector of election.

Q:

Where Can I Find The Voting Results Of The Annual Meeting?

A:

We will announce preliminary voting results at the meeting and publish final results either on our website, a form 8-K filed with the SEC, or in our quarterly report on form 10-QSB for the second quarter of fiscal 2006 which we expect to file with the SEC on or before August 15, 2006.

Q:

Who Will Bear The Cost Of Soliciting Votes For The Annual Meeting?

A:

Signalife will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:

May I Nominate A Director For Election At The Annual Meeting?

A:

So long as you are a shareholder, you may nominate a director for election at the Annual Meeting provided that you provide Signalife with adequate prior written notice of that nomination not more than 90 days and not fewer than 10 days in advance of the Annual Meeting (i.e., no later than July 29, 2006).  In addition, the notice must meet all other requirements contained in our bylaws or corporate governance charters and codes.  Any nomination for a director nominee must contain the following information:

Any proposal you make must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Signalife reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Q:

May I Propose Actions For Consideration At The Annual Meeting?

A:

It is too late to propose actions at this year’s Annual Meeting.  You may, however, make a proposal for next year’s Annual Meeting.

In order for a shareowner proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must, pursuant to SEC rules, receive the written proposal by no later than 120 days in advance of the day specified as the mailing date in our proxy statement for this Annual Meeting.  Thus, since July 7, 2006 is specified as the mailing date in this year’s proxy statement, in order for any such nomination notice to be timely for next year’s Annual Meeting, it must be received by Signalife not later than March 9, 2007 (i.e., 120 days prior to the one year anniversary of the July 7, 2006 date).

In order for you to raise a shareowner proposal from the floor during next year’s Annual Meeting, we must, pursuant to SEC rules, also receive the written proposal by no later than 45 days in advance of the day specified as the mailing date in our proxy statement for this Annual Meeting.  Thus, since July 7, 2006 is specified as the mailing date in this year’s proxy statement, in order for any such proposal to be made from the floor, it must be received by Universal Holdings not later than May 23, 2007 (i.e., 45 days prior to the one year anniversary of the July 7, 2006 date).

Any proposal you may make must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Signalife reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Q:

How Can I Contact Signalife’s Directors?

A:

If you would like to contact or board or directors or any of our directors, you may send a communication to the board or that director in care of Signalife at any of the following company addresses, and we will forward that communication to the board or that director:

Signalife, Inc.
531 South Main Street, Suite 103
Greenville, South Carolina 29601
Tel:  (864) 233-2300
Fax:  (864) 233-2100
E-mail:  info@signalife.com

After reviewing shareholder messages, our board of directors or the specified director will, at its or his or her discretion, determine whether any response is necessary.

Q:

How Can I Get Further Information?

A:

If you have questions or need more information about the Annual Meeting, you may contact Signalife at the addresses previously described in “Q: How Can I Contact Signalife’s Directors?”.

Any questions you may have relating to title to your securities or your address of record should be addressed to Signalife’s stock transfer and registrar, Atlas Stock Transfer Corporation, at the following addresses:

Atlas Stock Transfer Corporation
5899 South State Street,
Salt Lake City, Utah 84107
Attn: Pam Gray
Tel:  (801) 266-7151
Fax:  (801) 262–0907
E-mail: as-transfer@msn.com

Q:

What happens if several shareholders reside at the same address but we only receive one set of proxy materials?

A:

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request Signalife at any of the addresses previously described in “Q: How Can I Contact Signalife’s Directors?”.  You may also contact the company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

There are seven nominees for election to our board of directors as directors this year, namely, Ms. Pamela M. Bunes, Mr. Rodney Hildebrandt, Mr. Ellsworth Roston, Dr. Lowell T. Harmison, Ms. Jennifer Black, Ms. Norma Provencio, and Mr. Rowland Perkins.  Messrs. Roston and Harmison and Ms. Black have each served as a director since our last annual meeting of shareholders, while the other director nominees have been appointed as directors in the interim.  Information regarding the business experience of each of these nominees is provided below.  The directors are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.  There are no family relationships among our executive officers and directors except as described below.

The designated proxy holders will vote each proxy received by them from our voting shareholders as directed on their proxy cards or, if no direction is made, for the seven nominees named above.  If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors.  We have no reason to believe that any substitute nominee will be required.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees named above as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The seven nominees receiving the highest number of votes cast by our voting shareholders, voting as a single class, will be elected to fill the seven director positions.  The proxies cannot be voted for more than seven nominees.

Our board of directors recommends to our voting shareholders that you vote “FOR” the election of Ms Bunes, Mr. Hildebrandt, Mr. Roston, Dr. Harmison, Ms. Black, Ms. Provencio and Mr. Perkins as our seven directors.  Proxies solicited by our board of directors will be so voted unless the voting shareholder tendering the proxy specifies otherwise.

Background Of Director Nominees

Pamela M. Bunes Age 43 Director since March 22, 2005

Ms. Bunes has served as our President and Chief Executive Officer since April 15, 2005; as Assistant Secretary since March 26, 2005, and as a director since March 22, 2005.  Prior to joining Signalife, Ms. Bunes had been employed by Biosense Webster, Inc., from August 2004 to April 2005.  Prior to that, Ms. Bunes was employed as Executive Account Manager with Ethicon Endo-Surgery, Inc., having started as Account Manager of that company in October 1990 until her transfer to Biosense Webster.  Biosense Webster and Ethicon Endo-Surgery are each subsidiaries of Johnson & Johnson (NYSE:JNJ).  Prior to that, Ms. Bunes was a Corporate Loan Officer and Vice President from 1986 to October 1990, and Analyst for the Specialized Industries Mergers and Acquisitions Group (Banking) from 1985 to 1986, of First Union National Bank.  Ms. Bunes has a Bachelors’ of Arts degree with double majors in Economics and Business Administration (Finance) from Converse College in Spartanburg, South Carolina.

Rodney Hildebrandt Age 57 Director since February 6, 2003

Mr. Hildebrandt has served as our Chief Operating Officer and as a director since March 22, 2005 and as Secretary since March 26, 2005.  Prior to joining us, Mr. Hildebrandt held various positions with subsidiaries of Johnson & Johnson (NYSE:JNJ) for over 20 years, most recently as Director, Sales Planning and Operations and then Director, Corporate Communications, of Ethicon Endo-surgery, Inc. from October 1991 to February 2004, Strategic Project Management and then Sales Management of Johnson & Johnson Medical Inc. from 1985 to October 1991, and Operations Management for Johnson & Johnson Domestic Operating Co.  Mr. Hildebrandt holds a Bachelors of Science degree in Business Management from the University of South Dakota.

Ellsworth Roston Age 83 Director since November 1, 2002

Mr. Roston has served as a director since November 1, 2002.  Mr. Roston has practiced patent law since 1943, and currently serves as Of Counsel to the patent firm of Fulwider Patton Lee & Utecht since 1997.  Mr. Roston has a history of assisting technology companies during their development stages.  Most recently, Mr. Roston has served as a director of Natgram, Inc., an internet software developer, since 1998, Amerlin Inc., a pet house/kennel manufacturer, since 1996, and American Legal Net, a provider of legal forms, since April 2004.  Mr. Roston also served as a director of Rokenbok Corporation, a toy manufacturer, from 1996 through February 2004, and of Dome Industries, an electronic hardware manufacturer, from 1991 through 2002.  Mr. Roston was one of three founders of Brooktree Corporation, and served on its board of directors for 15 years until it was purchased by Rockwell Corporation in 1998.  Mr. Roston received his undergraduate degree and his law degree from Yale University.

Lowell T. Harmison, Ph.D. Age 69 Director since June 6, 2003

Dr. Harmison has served as a director since June 6, 2003.  Dr. Harmison also served as interim Chief Executive Officer from March 26, 2005 to April 15, 2005 upon the appointment of Ms. Bunes, and as Co-Chief Executive Officer thereafter until July 15, 2005 when Ms. Bunes’ assumed complete responsibilities for the position.  Dr. Harmison has also served as a Senior Advisor since February of 2003.  Dr. Harmison has a very distinguished 35 year career in the field of biomedicine.  Most recently, Dr. Harmison has served as a director and as chairman of the board of World Doc Foundation, a private foundation promoting health education and expanded knowledge of telemedicine, since June 2002.  Dr. Harmison has also served as a director and chief executive officer of ProCell Corporation, a cancer research company, since June 2000, and as a director of pHA Bio Remediation, an environmental restoration company, since 1997.  Dr. Harmison also served as chairman of Sequella Foundation, which promotes research into tuberculosis, from 1997 to 2001, and served as a director of Sequella Inc., a research and development company for tuberculosis products, from 1997 to 2000.  Dr. Harmison is the holder of the first domestic and foreign patents on the fully implantable artificial heart; and served as Chief Executive Officer of USET, Inc. from 1987 to 1989.  Dr. Harmison also served as the Director of the Robert Maxwell Foundation, a private foundation operating internationally and consisting of 21 operating companies, from 1987 to 1989.   He also served as the Principal Deputy Assistant Secretary for Health of the U.S. Public Health Service, Department of Health and Human Services. Dr. Harmison has a Ph. D. from the University of Maryland and a B.S. and M.S. from West Virginia University.  He was also given an honorary Doctor of Science degree from West Virginia University.

Jennifer Black Age 50 Director since January 20, 2004

Ms. Black has served as a director since January 20, 2004.  Ms. Black has been President of her own business, Jennifer Black & Associates, since September 2003.  Her firm provides independent research for institutional clients.  Previously, since 1979, Ms. Black was with Black & Co., where she was responsible for research coverage on the apparel and specialty retail industries.  Ms. Black was President of Black & Co. when it was acquired by First Security Van Kasper in April 2000.  Subsequently, Wells Fargo Securities acquired First Security Van Kasper in September 2000.  Ms. Black left Wells Fargo Securities in September 2003.  Ms. Black served on the State of Oregon Governor's Council of Economic Advisors from 1999 to January 2006.  In addition, Ms. Black sits on the Portland State University School of Business Administration.  Ms. Black attended Washington State and Portland State Universities.

Norma Provencio Age 48 Director since July 29, 2005

Ms. Provencio has served as a director since July 29, 2005.  Ms. Provencio is a certified public accountant with over 26 years of accounting experience, including significant audit and public company experience that qualify her as being financially sophisticated for AMEX audit committee purposes.  Since October 2003, Ms. Provencio has been president and owner of Provencio Advisory Services, Inc., a healthcare financial and operational consulting firm.  Prior to that she was Partner-in-Charge of the Healthcare Industry for the Pacific Southwest for the KPMG LLP Partnership from May 2002 to September 2003.  Prior to that she was with Arthur Andersen from 1979 to May 2003, and was Partner-in-Charge of Andersen’s Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest from 1995 to 2002.  Ms. Provencio has also served on the Board of Directors of International Aluminum Corp. since October 2005.  Ms. Provencio holds a bachelors of science degree in accounting from Loyola Marymount University.

Rowland Perkins Age 71 Director since August 23, 2005

Mr. Perkins has served as a director since August 23, 2005.  Mr. Perkins has been involved in the entertainment industry for more than 40 years.  Since 1995, Mr. Perkins has been President of Double Eagle Entertainment, Inc., a company he established to develop and Produce feature, network and cable television films.  Mr. Perkins was the founding President of Creative Artists Agency, Inc., a company he co-founded in 1975 to represent all areas of creative talent in the entertainment industry.  From 1959 to 1975, Mr. Perkins was an executive with the William Morris Agency, Inc.  At William Morris, Mr. Perkins established and lead its TV Talent Division as Director, and then organized an led its Creative Services Department as Vice President.  Since 2001, Mr. Perkins has been Chairman of the Board of NPOWR Digital Media, Inc., a privately-held tech company which is promoting ‘stimTV’, which allows consumers to personalize their entertainment choices automatically on the broadband market.  Mr. Perkins also serves as a consultant, executive producer and the U.S. representative for Eagle Pictures SpA, an Italian film production and distribution company involved in the motion picture and television businesses internationally.  He also continues to executive produce select films.  In addition to the above, Mr. Perkins has been a long time member of the Academy of Television Arts and Sciences and has served on its Board of Governors.  He also has been a long time member of the Hollywood Radio and Television Society and served on its Board of Directors.  He has also served for fifteen years on the USC Libraries Scripter’s Award selection panel that annually selects the best screenplay/novel adaptation each year and gives awards to the novel’s author and the screenwriter.  Mr. Perkins graduated from UCLA with a bachelors of science degree in business administration ,and also holds an Honorary PhD in Media Communications from Pacific Western University.

Board Of Directors

Our bylaws set the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board.  As noted above, there are currently seven directors serving on our board, Mss. Bunes, Black and Provencio, and Messrs. Hildebrandt, Harmison, Roston and Perkins.  All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified by our shareholders, both common and preferred, voting on a cumulative basis as one class, or until their earlier death, retirement, resignation or removal.

During fiscal 2005, our board of directors held six meetings.  No director attended less than 75% of the total number of those meetings.

Signalife does not have a formal policy requiring directors to attend the Annual Meeting.  Nevertheless, we encourage each director to, and anticipate that each director will, attend this year’s Annual Meeting.  At our last Annual Meeting, each of our directors as of that date attended.

Our board of directors has determined that each of our directors other than Ms. Bunes and Messrs. Hildebrandt and Harmison are “independent” directors as that term is defined by AMEX.  Ms. Bunes and Messrs. Hildebrandt are not independent by reason of their being current executive officers, while Mr. Harmison is not independent by reason of previously serving as our interim chief executive officer.

Our board of directors has adopted a code of ethics, which applies to all of our officers, directors and employees.  We will provide a copy of the code without charge to any person who sends a request for a copy to our principal executive offices.

Audit Committee

Our board of directors has established an audit committee comprised of Ms. Provencio, Ms. Black and Mr. Perkins.  The function of the audit committee is to assist the board of directors in monitoring:  (1) the integrity of the company’s financial statements; (2) the qualifications, independence and performance of the company’s independent auditors and recommending their appointment to the full board; (3) the performance of the company’s internal accounting and audit personnel; and (4) the compliance by the company with legal and regulatory requirements.  The audit committee held six meetings in fiscal 2005.  The most recent version of our audit committee charter is attached as appendix A to this proxy statement.

Our board of directors has determined that Ms. Provencio is an “audit committee financial expert”, as that term is defined by the SEC, by reason of her education and experience in providing auditing and accounting services to public companies.  Our board of directors has also determined that each of Ms. Provencio, Ms. Black and Mr. Perkins meet the audit committee independence standards adopted by AMEX and the SEC.

Audit Committee Report

The following is a report from of the audit committee of our board of directors concerning the audit of our financial statements and the appointment of our independent auditors:

The audit committee of the Signalife’s board of directors oversees Signalife’s financial reporting process on behalf of the full board.  Management is responsible for Signalife’s financial statements and the financial reporting process, including the system of internal controls.  Signalife’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in Signalife’s annual report on form 10-KSB for the year ended December 31, 2005.  The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the audit committee has discussed with the independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to Signalife’s board of directors, and the board approved, the inclusion of the audited financial statements in Signalife’s annual report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.  The audit committee has also recommended the selection of the company’s independent auditors for the fiscal year ending December 31, 2006.

The Audit Committee
Norma Provencio	Jennifer Black
Rowland Perkins

Nominations Committee

Our board of directors has established a nomination and qualifications committee (the “nominations committee”) comprised of Mss. Norma Provencio and Jennifer Black.  Under our corporate governance guidelines, the nominations committee is comprised of at least two independent directors.  Our board of directors has also determined that each of the members meet the nominations committee independence standards adopted by AMEX.  The nominations committee did not meet in fiscal 2005.

The function of the nominations committee is to evaluate and recommend to the board of directors a slate of director-nominees for election by the shareholders at each annual meeting, or to fill any vacancies in existing or new positions on the board which may arise.  There are no minimum qualifications for serving on our board of directors.  Nevertheless, in evaluating the suitability of individual board members, the nominations committee and the board consider, among other factors, the prospective nominee's:  (1) personal and professional integrity; (2) business judgment; (3) general understanding of marketing, finance and other disciplines relevant to the success of a development-stage publicly-traded company in today’s business environment; (4) general understanding of the company's business on a technical level; (5) educational and professional background, (6) overall ability to effectively work with the other members of the board to collectively serve the long-term interests of the shareholders; and (7) commitment and ability to devote sufficient time and energy to diligently his or her duties.  In determining whether to recommend a director for re-election, the nominations committee and the board consider the director’s past attendance at meetings and participation in and contributions to the activities of the board.  The nominations committee and the board evaluate each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.  The foregoing standards and procedures are set forth in our corporate governance guidelines, a copy of which is shown on the company’s website at www.signalife.com.  As a practical matter, we strive to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise.  Notwithstanding the foregoing, our ability to attract and engage a board of directors comprised of individuals having all of the above ideal attributes is limited by our status as a development stage company with limited resources and market capitalization.

Our board of directors has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used by the board to date and, accordingly, no fees have been paid to consultants or search firms.

We do not have any formal policies in place relative to the consideration of director candidates recommended by our shareholders, or the consideration of other proposals for corporate action made by our shareholders  Nevertheless, minority shareholders are permitted to recommend nominees for election or appointment or to make other proposals pursuant to SEC guidelines, and our board in its discretion will determine whether or not to consider that candidate based upon such criteria as it deems relevant.  To understand those guidelines, see “Q:  May I Nominate A Director For Election At The Annual Meeting?” and “Q: May I Propose Actions For Consideration At Next Year’s Annual Meeting Or Nominate Individuals To Serve As Directors?” in the “Questions And Answers” section of this proxy statement above.  Given that approximately 54.8% of our voting shares are held by a single shareholder, which allows that shareholder to elect our full board of directors and to take other actions, we do not believe it to be necessary at this time to formulate formal policies to consider minority shareholder director nominations or proposals to take other corporate action.

Shareholder Communication Policies And Procedures

Under our corporate governance guidelines, we have adopted a policy pursuant to which shareholders may send communications to individual directors or the full board of directors as a whole.  Any such communications may be sent by mail or courier to the Company's principal executive offices, addressed to the individual director or to the full board of directors, or by facsimile transmission at the Company's general facsimile number.  These procedures are set forth in “Q:  How Can I Contact Signalife’s Directors?” in the “Questions And Answers” section of this proxy statement above.

Compensation Committee

Our board of directors has established a compensation, benefits and business ethics committee (referred to in this proxy statement as the “compensation committee”) comprised of Messrs. Ellsworth Roston and Rowland Perkins.  Under our corporate governance guidelines, the compensation committee is comprised of at least two independent directors who review and recommend to the full board of directors for its approval by majority vote any matter relating to (1) the administration of our various stock plans; (2) the form and amount of compensation or benefits payable or provided to any director or member of management, (3) any related party transaction between the company and any director or officer of the company, and (4) any other conflict of interest between the company and any director or officer of the company.  The compensation committee met approximately one time in the year 2005.

Board Compensation

Our recent compensation policy for our directors for service on the full board has been to compensate them through stock grants pursuant to a director’s compensation policy initially adopted on February 6, 2003.  Upon joining our board of directors, each member is granted an option to purchase 50,000 common shares, exercisable at its then trading price.  These options are vest quarterly over one year, and lapse in five years if not exercised.  Each director will thereafter be granted options on an annual basis entitling him to purchase an additional 28,000 common shares, which options will vest quarterly based upon the continued provision of services as a director, and lapse in five years if not exercised.  The exercise price for these options will be fixed at current market price as of the date of grant.

Our current compensation policy for our directors for serving on our various committees to the board has been to compensate them through the grant of common share purchase options.  Prior to January 3, 2005, each committee member was granted an option to purchase 2,000 common shares, exercisable at its then trading price, upon his or her appointment to a committee.  Commencing January 3, 2005, the amount of the grant was increased to 10,000 shares for serving on the audit committee, and 5,000 shares for serving on the compensation committee, with the first grants being made effective as of that date.  All committee options vest in four quarterly installments subject to attendance at least 90% of any committee meetings during that quarter, and lapse in five years if not exercised.

The following table describes the common share purchase options granted to our directors as of the date of this proxy statement as compensation for serving on our board and, if applicable, committees of our board.  The following table does not include common share purchase options principally granted for the provision of services in other capacities for the company, including as an officer or consultant.

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date
Pamela M. Bunes (1)	7/22/2005	50,000	$ 3.43	7/22/2010
	4/15/2006	28,000	$ 3.11	4/15/2011
Rodney Hildebrandt (1)	7/29/2005	50,000	$ 3.43	7/22/2010
	4/18/2006	28,000	$ 3.05	4/18/2011
Ellsworth Roston	2/6/2003	150,000(2)	$ 0.88	2/5/2008
	11/3/2003	28,000	$ 4.40	11/2/2008
	4/1/2004	2,000	$ 6.00	3/31/2009
	7/8/2004	1,500	$ 3.95	7/7/2009
	11/1/2004	28,000	$ 2.90	10/31/2009
	1/3/2005	2,500	$ 5.05	1/2/2010
	1/3/2005	5,000	$ 5.05	1/2/2010
	11/1/2005	28,000	$ 3.18	10/31/2010
Dr. Lowell T. Harmison	6/5/2003	50,000	$ 4.20	6/5/2008
	6/6/2004	28,000	$ 6.25	6/5/2009
	6/6/2005	28,000	$ 4.20	6/5/2010
	6/6/2006	28,000	$ 2.36	6/5/2011
Jennifer Black	1/20/2004	50,000	$ 3.50	1/19/2009
	4/1/2004	500(3)	$ 6.00	3/31/2009
	1/3/2005	10,000	$ 5.05	1/2/2010

	1/20/2005	28,000	$ 3.65	1/19/2010
	1/3/2006	10,000	$ 2.70	1/2/2011
	1/20/2006	28,000	$ 2.90	1/19/2011
Norma Provencio	7/29/2005	50,000	$ 3.34	7/29/2010
	7/29/2005	10,000	$ 3.34	7/29/2010
Rowland Perkins	8/23/2005	50,000	$ 3.45	8/23/2010
	6/6/2006	10,000	$ 2.36	11/1/2010

(3)

Does not include options granted in capacity as an officer.

(2)

50,000 shares pre-split.

(3)

Ms. Black was originally granted 2,000 options for service on the audit committee, however, 1,500 options lapsed upon her resignation from the audit committee effective July 8, 2004.  Ms. Black subsequently rejoined the audit committee on January 3, 2005.

All of the above common share purchase options vest quarterly.  We do not currently provide our directors with cash compensation, although we do reimburse their expenses.

Business Experience Of Executive Officers

Set forth below are Signalife’s executive officers and a summary of their business experience:

Pamela M. Bunes Age 43 President and Chief Executive Officer	For a summary of Ms. Bunes’ business experience, see “Background Of Director Nominees” above.
Rodney Hildebrandt Age 57 Chief Operating Officer and Secretary	For a summary of Mr. Hildebrandt’s business experience, see “Background Of Director Nominees” above.
Robert C. Scherne Age 49 Interim Chief Financial Officer

Mr. Scherne has provided his services as our interim Chief Financial Officer since January 12, 2005 on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis.  At some point in the future we will engage a full-time Chief Financial Officer when the level of our operations warrants that decision.  Mr. Scherne has been the principal of Robert C. Scherne, CPA, PC, since March 2003.  Prior to that, Mr. Scherne was employed as an accountant by Merdinger, Fruchter Rosen and Company from December 1993 to December 2002; by

Louis Sturz & Co. and its successor firm Grossman, Russo & Shapiro from July 1986 until November 2002; and by L.H. Frishkoff &Co. and its successor firm A. Uzzo &Co. from July 1978 to June 1986.  Mr. Scherne holds a Bachelors of Business Administration degree in Accounting from Pace University (New York City), and is an active member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants

Budimir S. Drakulic, Ph.D. Age 56 Vice President and Chief Technology Officer

Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002.  Dr. Drakulic has more than 25 years of experience in the design, development and integration of hardware and software modules for biomedical microelectronics circuits and systems.  From 1997 through February of 2002, Dr. Drakulic was involved directly and indirectly with Advanced Heart Technologies, Inc., a corporation controlled by Dr. Drakulic. Dr. Drakulic was the Consultant and Chief Scientist, Medical Device Business Unit for Teledyne Electronic Technologies from 1992 through 1997.  Before that, he held numerous positions affiliated with the University of California at Los Angeles, including Visiting Assistant Professor with the Electrical Engineering Department and Director of the Microelectronics Development Lab at the Crump Institute for Medical Engineering.  He holds a Bachelor of Science degree in electrical engineering from the University of Belgrade, Yugoslavia.  He also holds a Masters degree and a Ph.D. in Electronic and Biomedical Engineering from the same university.  Dr. Drakulic was the recipient of the Ralph and Marjorie Crump Prize for Excellence in Medical Engineering from UCLA in 1985, and was a Research Fellow with the Crump Institute for Medical Engineering at UCLA.  Dr. Drakulic filed a petition for bankruptcy in November 2001.

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth selected information, computed as of June 22, 2006, about the amount of shares beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which calculates ownership based solely upon sole or shared voting power or investment power, and the information is not necessarily indicative of beneficial ownership for any other purpose, including the determination of direct or indirect pecuniary ownership.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 531 South Main Street, Suite 103, Greenville, South Carolina 29601

	Class Of Stock(1)
	Common (Voting)		Series ‘A’ Preferred (2) (Voting)
Name	Amount	%	Amount	%
Pamela M. Bunes (3)(4)	262,501(8)	0.7%	0	—
Rodney Hildebrandt (3)(4)	312,500(12)	0.8%	0	—
Ellsworth Roston (4)	981,750(13)	2.5%	0	—
Dr. Lowell T. Harmison (4)	346,293(14)	0.9%	0	—
Jennifer Black (4)	100,000(13)	0.3%	0	—
Norma Provencio (4)	57,500(16)	0.2%	0	—
Rowland Perkins (4)	55,000(17)	0.1%	0	—
Robert C. Scherne (3)	0	—	0	—
Dr. Budimir S. Drakulic (3)	1,209,475(18)	3.1%	0	—
Tracey Hampton / ARC Finance Group, LLC (5)(6)	21,369,900(19)	54.8%	0	—
Gruber & McBaine Capital Management, LLC, & Affiliates (5)(7)	4,186,300(20)	10.5%	0	—
Trellus Partners, LP (5)(8)	3,547,460(21)	8.8%	0	—
Marvin H. Fink (5)(9)	2,263,000(23)	5.8%	0	—
Otape Investments LLC (5)(10)	0	—	83,335	68.1%
Directors and executive officers, as a group	3,325,019(21)	8.0%	0	—

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ‘A’ preferred shares. The number of outstanding shares of our common and series ‘A’ preferred shares as of June 22, 2006 were 39,053,782 and 122,410 shares, respectively.

(2)

Each series ‘A’ preferred share is convertible into one common share.

(3)

Executive Officer.

(4)

Director and director nominee.

(5)

5% shareholder.

(6)

The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.

(7)

The address of Gruber McBaine Capital Management, LLC, J. Patterson McBaine and the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is 50 Osgood Place, San Francisco, CA 94133.

(8)

The address of Trellus Partners LP is 350 Madison Avenue 9th Floor, New York, New York 10017.

(9)

The address of Mr. Fink is 11500 West Olympic Boulevard, Los Angeles, CA 90064.

(10)

The address of Otape Investments LLC is 1 Manhattan Road, Purchase, NY 10577.

(11)

Includes 262,501 common shares issuable upon exercise of vested warrants granted to Ms. Bunes in her capacity as an executive officer and a director.

(12)

Includes 287,500 common shares issuable upon exercise of vested warrants granted to Mr. Hildebrandt in his capacity as an executive officer and a director.

(13)

Includes 312,500 common shares held by Roston Enterprises, 450,000 common shares issuable upon exercise of vested warrants granted to Mr. Roston in his capacity as a consultant, and 235,500 common shares issuable upon exercise of vested options granted to Mr. Roston in his capacity as a director.

(14)

Includes 216,000 common shares issuable upon exercise of vested warrants granted to Dr. Harmison in his capacity as a consultant, and 106,000 common shares issuable upon exercise of vested options granted to Dr. Harmison in his capacity as a director.

(15)

Includes 100,000 common shares issuable upon exercise of vested options granted to Ms. Black in her capacity as a director.

(16)

Includes 57,500 common shares issuable upon exercise of vested warrants granted to Ms. Provencio in her capacity as a director.

(17)

Includes 55,000 common shares issuable upon exercise of vested warrants granted to Mr. Perkins in his capacity as a director.

(18)

Includes 600,000 common shares held by B World Technologies, Inc., and 609,475 common shares issuable upon exercise of vested options granted to B World Technologies in connection with services performed by Dr. Drakulic.  B World Technologies is owned and controlled by Dr. Drakulic.

(19)

Includes 21,369,900 common shares directly held by ARC Finance Group, LLC, and/or an independent trustee of revocable blind trusts established by ARC Finance Group as reported by ARC Finance Group in a schedule 13D filed with the SEC on February 15, 2006.  ARC Finance Group is owned and controlled by Ms. Hampton.  As reported in the schedule 13D, the blind trusts were established pursuant to section 16 of the Securities and Exchange Act of 1934 in principal part to ensure that ARC Finance Group and its principals and affiliates have no control or knowledge of selling or buying activities with respect to the sale, purchase, hypothecation or other transfer or disposition of common shares held by the trustee, thereby allowing ARC Finance Group to avoid the appearance of any impropriety relative to the use of inside information in connection with such decisions and activities in view of ARC Finance Group’s putative ability as majority shareholder to procure inside information.  In order to maintain the confidentiality of all transactions by the trustee of the blind trusts and to protect itself from even the appearance of insider trading, the trustee is legally prohibited from providing to ARC Finance Group, and ARC Finance Group is legally prohibited from requesting from the trustee, any information regarding the holdings of the blind trusts or transactions in the company’s securities.  As a consequence, the holdings reported may over- or under-report the shares actually held by the trustee of the blind trusts.

(20)

Includes:  (1) 3,286,300 common shares representing the highest number of common shares reported by Gruber McBaine Capital Management, LLC and its affiliates, to wit, Jon D. Gruber, J. Patterson McBaine, and Eric Swergold, as reported on their schedule 13D filed with the SEC on February 13, 2006, (2) beneficially owned by Lagunitas Partners LP, including 630,000 shares issuable upon exercise of vested warrants; (2) 630,000 shares issuable upon exercise of vested warrants held by Laganitas Partners; (3) 150,000 shares issuable upon exercise of vested warrants held by Gruber & McBaine International; (4)  60,000 shares issuable upon exercise of vested warrants held by J. Patterson McBaine;  and (5) 60,000 shares issuable upon exercise of vested warrants held by the Jon D. and Linda W. Gruber Trust dated July 4, 2004.  Voting and investment power over Lagunitas Partners LP is held by its general partner, Gruber & McBaine Capital Management, LLC.  Voting and investment power over shares beneficially owned by Gruber & McBaine International is held by its investment advisor, Gruber & McBaine Capital Management, LLC.  Gruber & McBaine Capital Management, LLC is controlled by its managers, Messrs. J. Patterson McBaine and Jon D. Gruber.  Voting and investment power over shares beneficially owned by the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is held by its trustees, Jon D. Gruber and Linda W. Gruber.

(21)

Includes 2,386,475 common shares issuable upon exercise of vested common share purchase options and warrants.

(22)

Includes:  (1) 2,047,460 common shares representing the common shares reported by Trellus Partners, LP, as reported on their schedule 13D filed with the SEC on February 13, 2006; and (2) 1,500,000 common shares issuable upon exercise of vested warrants.

(23)

Includes 2,050,000 common shares held by the Fink Family Trust, and 213,000 common shares issuable upon exercise of vested options granted to Mr. Fink in his prior capacity as a director.

To our knowledge there are no existing arrangements the operation of which may,  at a later date, result in a change in control of our company.

Employment And Consulting Agreements With Executive Management

Described below are executory employment or consulting agreements that we have entered into with our current executive management.

Pamela M. Bunes, Chief Executive Officer and President

On April 15, 2005, Signalife entered into a five-year employment agreement with Ms. Pamela M. Bunes with respect to the provision of services as our Chief Executive Officer and President and as a director of the company in connection with her appointment as our Chief Executive Officer and President on that date.  The essential terms of the employment agreement are as follows:

•

Ms. Bunes is entitled to a base salary of $300,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board.  There have been no adjustments to date.

•

Ms. Bunes received a $32,000 signing bonus.

•

Ms. Bunes is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

In addition, Ms. Bunes was granted a share purchase option entitling her to purchase 750,000 unregistered common shares at $3 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 37,500 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Ms. Bunes, and lapse to the extent unexercised on April 15, 2010 with respect to the first sixteen quarterly tranches, and April 15, 2011 with respect to the final four quarterly tranches.

The employment agreement provides for early termination in the case of Ms. Bunes’ death or disability, Ms. Bunes’ termination by Signalife for “cause” as that term is defined in the agreement; and Ms. Bunes’ termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Signalife and Ms. Bunes may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In addition, all unvested options shall lapse.  In the event of Ms. Bunes’ death or in the event Signalife should terminate the agreement without cause or should Ms. Bunes terminate the agreement for good reason, Signalife shall also be obligated to continue to pay Ms. Bunes her base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Ms. Bunes death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

Concurrent with entering into the employment agreement, we entered into an indemnification agreement with Ms. Bunes.

Rodney Hildebrandt, Chief Operating Officer and Secretary

On April 18, 2005, Signalife entered into a four-year employment agreement with Mr. Rodney Hildebrandt with respect to the provision of services as our Chief Operating Officer and Secretary and as a director of the company.  The essential terms of the employment agreement are as follows:

•

The agreement has a term commencing effective as of March 22, 2005 and ending on March 21, 2010.

•

Mr. Hildebrandt is entitled to a base salary of $125,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board.  There have been no adjustments to date.

•

Mr. Hildebrandt is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

In addition, Mr. Hildebrandt was granted a share purchase option entitling him to purchase 1,000,000 unregistered common shares at $3.10 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 62,500 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Mr. Hildebrandt, and lapse to the extent unexercised on April 18, 2010.

The employment agreement provides for early termination in the case of Mr. Hildebrandt’s death or disability, Mr. Hildebrandt’s termination by Signalife for “cause” as that term is defined in the agreement; and Mr. Hildebrandt’s termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Signalife and Mr. Hildebrandt may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In addition, all unvested options shall lapse.  In the event of Mr. Hildebrandt’s death or in the event Signalife should terminate the agreement without cause or should Mr. Hildebrandt terminate the agreement for good reason, Signalife shall also be obligated to continue to pay Mr. Hildebrandt his base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Mr. Hildebrandt death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

Concurrent with entering into the employment agreement, we entered into an indemnification agreement with Mr. Hildebrandt.

Robert C. Scherne, Interim Chief Financial Officer

Mr. Robert C. Scherne provides his services as Interim Chief Financial Officer on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis.  Under our engagement agreement with Robert C. Scherne, CPA, PC, we pay the company the sum of $150 per hour, subject to a cap of $15,000 with respect to the preparation of financial statements for each annual report on form 10-KSB or quarterly report on form 10-QSB.

Budimir Drakulic, Vice President and Chief Technology Officer

On October 11, 2002, Signalife reached an agreement-in-principle with Dr. Budimir Drakulic to become our Vice President and Chief Technology Officer on a consulting basis through his consulting companies.  Pursuant to that understanding, on October 15, 2002, we entered into a loan-out agreement with B World Technologies, Inc. (“B World Technologies”) B Technologies, Inc. (“B Technologies”) relative to the provision of Dr. Drakulic’s services, which formally commenced as of that date.  Dr. Drakulic is the president and owner of these companies.  The essential terms of the loan-out agreement are as follows:

•

The agreement provides for a ten-year initial term.  After the initial term, the agreement renews automatically for successive one year terms, unless either party delivers 90-days’ written notice to the other of their intent not to renew.

•

Dr. Drakulic’s services are provided on a mutually-acceptable part-time basis.

•

Signalife paid B Technologies a $10,000 bonus upon execution, and pays it a monthly service fee of $15,000 thereafter.

•

B World Technologies was granted 600,000 “restricted” common shares (200,000 shares pre-split), to be earned over five years of continuous provision of services by Dr. Drakulic.  These shares, which will be held in escrow with the company pursuant to the terms of a restricted stock agreement until they are earned, vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003.  B World Technologies is entitled to all dividends which may be declared with respect to these shares, even if not vested.

The loan-out agreement provides for early termination should B World and B Technologies fail, neglect or refuse to provide Dr. Drakulic’s services.  In such an event, all compensation under the agreement will terminate and the unvested portion of the 600,000 restricted common share grant shall be deemed forfeit as of the effective termination date.

Since March 1, 2003, Dr. Drakulic has worked for us on a full-time basis even though the loan-out agreement only provides for the provision of part-time services.  We have agreed to characterize these additional services as being provided by Dr. Drakulic as an employee, and to pay him $7,500 annually as compensation for their provision.  Since January 1, 2004, this annual compensation was increased to $37,000.

On March 10, 2003, as additional incentive for the performance of Dr. Drakulic, we granted to B World Technologies options entitling it to purchase 750,000 common shares at $0.95 per share.  These options vest quarterly over a four year term, and lapse, if not exercised, on March 9, 2008.

Concurrent with entering into the loan-out agreement, B World Technologies, B Technologies and Dr. Drakulic signed an employment, confidential information, invention assignment and arbitration agreement under which they agreed, among other things, to assign to us all of Dr. Drakulic’s right, title and interest in and to any and all inventions, discoveries, etc. which he conceives or develops while engaged by Signalife.

Summary Compensation Table

The following table shows the compensation earned over each of the past three fiscal years by each person who was a “named executive officer” (as that term is defined by the SEC) of Signalife during fiscal 2005.

Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Comp- ensation
Pamela M. Bunes (2) President and Chief Executive Officer	2005 2004 2003	$ 301,343 — —	$ — — —	$ 19,154(12) — —	$ — — —	800,000 — —	$ — — —	$ — — —
Dr. Lowell T. Harmison (3) Former Interim President and Chief Executive Officer	2005 2004 2003	$ 107,000(8) 54,000(8) 9,000(8)	$ — — —	$ — — —	$ — — —	28,000 28,000 266,000	$ — — —	$ — — —
Marvin H. Fink (4) Former Chief Executive Officer and President	2005 2004 2003	$ 1(9) 1(9) 1(9)	$ — — —	$ 11,763(13) 21,576(13) 19,998(13)	$ — — —	5,000 30,000 178,000	$ — — —	$ — — —
Rodney Hildebrandt (5) Chief Operating Officer	2005 2004 2003	$ 98,237 — —	$ — — —	$ 660(14) — —	$ — — —	1,050,000 — —	$ — — —	$ — — —
Dr. Budimir Drakulic (6) Vice President and Chief Technology Officer	2005 2004 2003	$ 287,325(10) 207,105(10) 180,000(10)	$ — — —	$ 15,925(15) — —	$ — — —	— — 750,000	$ — — —	$ — — —
Robert C. Scherne (7) Interim Chief Financial Officer	2005 2004 2003	$ 52,350(11) — —	$ — — —	$ — — —	$ — — —	— — —	$ — — —	$ — — —

(1)

Includes, among other things, perquisites and other personal benefits, securities or property paid to the recipient in all capacities to the company which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)

Ms. Bunes has served as our President and Chief Executive Officer since April 15, 2005.

(3)

Dr. Harmison also served as interim Chief Executive Officer and interim President from March 26, 2005 and March 28, 2005, respectively, to April 15, 2005, when Ms. Bunes was hired.  Thereafter, Dr. Harmison served as co-CEO until July 15, 2005, when Ms. Bunes assumed all responsibilities under these positions.

(4)

Mr. Fink served as our Chief Executive Officer from October 12, 2002 to March 22, 2005, and as our President from October 12, 2002 to March 28, 2005.

(5)

Mr. Hildebrandt has served as our Chief Operating Officer since March 22, 2005.

(6)

Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002.

(7)

Mr. Scherne has served as our interim Chief Financial Officer from January 12, 2005 on a leased basis through Robert C. Scherne, CPA, PC, an agency that specializes in providing financial management personnel to businesses on a temporary basis.

(8)

Reflects payments to Dr. Harmison under his consulting agreements with the company.

(9)

Signalife has recorded a non-cash accounting expense in the amount of $80,000 to reflect the value of Mr. Fink’s services.

(10)

Includes consulting payments to B Technologies, a corporation owned and controlled by Dr. Drakulic, in connection with its provision of Dr. Drakulic’s services.

(11)

Amounts paid to Robert C. Scherne, CPA, PC.

(12)

Includes $15,391 in automobile allowance payments and $3,763 in premiums payable on health insurance.

(13)

Includes $1,200, $14,000 and $14,000 in automobile allowance payments for 2005, 2004 and 2003, respectively, and $10,563, $71,76 and $5,598 in premiums payable on health insurance for 2005, 2004 and 2003, respectively.

(14)

Premiums payable on health insurance.

(15)

Includes $1,440, in automobile allowance payments and $5,805 in premiums payable on life and health insurance.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2005 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

Name	Common Shares Underlying Grant Of Options Or SARs In Fiscal 2005	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	FMV At Grant Date	Expiration Date
Pamela M. Bunes	633,333	26.5%	$3.00	$3.00	April 15, 2010
Pamela M. Bunes	116,667	4.9%	$3.00	$3.00	April 15, 2010
Pamela M. Bunes	50,000	2.1%	$3.43	$3.43	July 22, 2010
Rodney Hildebrandt	1,000,000	41.9%	$3.10	$3.10	April 18, 2010
Rodney Hildebrandt	50,000	2.1%	$3.43	$3.43	July 22, 2010
Dr. Lowell T. Harmison	28,000	1.2%	$4.20	$4.20	October 11, 2009
Marvin H. Fink	2,000	0.1%	$5.05	$5.05	October 11, 2009
Dr. Budimir S. Drakulic	—	—	—	—	—
Robert C. Scherne	—	—	—	—	—

(1)

The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2005 in all capacities with the company, including as an officer, director or consultant.  In calculating the percentage of grants with respect to each named executive officer, the denominator is 2,387,500, which represents options granted to all Signalife employees during fiscal 2005, plus the amount of any options granted to such named executive officer in any capacity other than as an officer.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2005, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2005:

Unexercised In-The-Money Options and SARs at December 31, 2005
Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)
Pamela M. Bunes	—	—	— / —	— / —
Rodney Hildebrandt	—	—	— / —	— / —
Dr. Lowell T. Harmison	—	—	216,000 / 0	$362,880 / $0
Marvin H. Fink	—	—	178,000 / 0	$275,580 / $0
Dr. Budimir S. Drakulic	—	—	515,625 / 234,375	$876,563 / $398,438
Robert C. Scherne	—	—	— / —	— / —

(2)

The dollar amount shown represents the difference between the fair market value of our common stock underlying the options as of the date of exercise and the option exercise price.

(2)

The dollar value provided represents the cumulative difference in the fair market value of our common stock underlying all in-the-money options as of December 31, 2005 and the exercise prices for those options.  Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2005 exceeds the exercise price of those options.  The fair market value of Signalife common shares for purposes of this calculation is $2.65, based upon the closing price for our common shares as quoted on AMEX on December 31, 2005.

Compliance With Section 16

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Signalife, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC.  These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.  The reporting obligation of Section 16(a) became applicable to our directors, executive officers and 10% shareholders upon our becoming a registered company under the Securities and Exchange Act of 1934 upon the listing of our common shares with AMEX in June 2005.

To our knowledge based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, the following directors and executive officers were late or deficient with respect to the following filings under Section 16(a) during or relating to fiscal 2005:  (1) each of our directors and executive officers (Mss. Bunes, Black and Provencio and Messrs. Hildebrandt, Harmison, Roston, Perkins and Drakulic) failed to timely file a form 4 relating to their initial holdings following our listing with AMEX or their later appointment, as the case may be, and; (2) Ms. Provencio and Messrs. Harmison and Perkins failed to timely file a form 5 with respect to fiscal 2005 reporting those delinquent filings.

Code of Ethics

Our Board of Directors adopted a code of ethics applicable to our management.  We will provide a copy of the code without charge to any person who sends a request for a copy to our principal executive officers.

TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions with Signalife which were entered into on or after to June 1, 2004, or were entered into prior to June 1, 2004 but remained executory on or after that date, or are proposed, in which any person who is currently an executive officer, director or holder of more than five percent of any class of our securities, or any of their immediate family members, had or will have a direct or indirect interest:

•

On February 14, 2003, we entered into a three-year consulting agreement with one of our directors, Dr. Lowell T. Harmison.  Under this agreement, Dr. Harmison provided advice to us in the areas of technological support and strategy, product development, medical and scientific advisory board development, and FDA regulation.  The compensatory terms of the agreement are as follows:

o

Signalife was obligated to pay Dr. Harmison $36,000 per year over the term of the agreement, payable quarterly.

o

Dr. Harmison was entitled to receive upon execution of the agreement an initial grant of options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, exercisable over five years.

o

Dr. Harmison was further entitled to receive upon execution of the agreement an additional grant of options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, vesting in increments of 9,000 common shares each upon the first through twelfth quarterly anniversary dates of the agreement based upon his provision of services.  These options are exercisable for a period of five years following vesting.

o

Dr. Harmison was entitled to receive grants of common share purchase options in tranches of 20,000 shares per milestone for assisting Signalife in attaining various milestones determined by our board of directors, including the preparation and filing with the FDA of a 510(k) application for our product as it relates to its incorporation into a vest, approval of that application by the FDA, and market launch of that product.

o

Dr. Harmison was entitled to receive a grant of 20,000 common shares in the event of a “change in control” as that term is defined in the agreement.

•

On January 21, 2005, we entered into a second consulting agreement with Dr. Harmison in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in registered common shares, and agreed that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $14,000 per month, to complete the project over a six month term.  An additional payment of $14,000 was made to cover a seventh month of service.

•

On April 15, 2005, we entered into a five-year employment agreement with Ms. Pamela M. Bunes with respect to the provision of services as our Chief Executive Officer and President and as a director of the company.  For a description of this agreement, see “Business—Employment And Consulting Agreements With Executive Management”.

•

On April 18, 2005, we entered into a four-year employment agreement with Mr. Rodney Hildebrandt with respect to the provision of services as our Chief Operating Officer and Secretary and as a director of the company.  For a description of this agreement, see “Business—Employment And Consulting Agreements With Executive Management”.

•

Mr. Robert C. Scherne provides his services as Interim Chief Financial Officer on a leased basis through Robert C. Scherne, CPA, PC.  For a description of this arrangement, see “Business—Employment And Consulting Agreements With Executive Management”.

•

One of our directors, Mr. Ellsworth Roston, is a patent attorney whose law firm, Fulwider Patton Lee & Utecht, LLP, also handles our patent work and which is compensated separately for the provision of Mr. Roston’s legal services.  During fiscal 2005, Fulwider Patton Lee & Utecht, LLP provided services to Signalife in the amount of $162,603.

Parent Corporation

ARC Finance Group, LLC, is the beneficial holder of approximately 54.8% of our common shares outstanding as of June 22, 2006.  ARC Finance Group is principally owned and controlled by Ms. Tracey Hampton.  By reason of its holdings, ARC Finance Group has the ability to elect a majority of our board of directors, and thereby control our management.  ARC Finance Group also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment Of Independent Auditors

The audit committee of our board of directors has recommended, and our board has approved, the appointment of Elliott Davis, LLC (“Elliott Davis”), as our independent auditors for our 2006 fiscal year.  Elliott Davis also served as our independent auditors for our 2005 fiscal year.  Since we believe it is important for Signalife to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification.  We expect a representative of Elliott Davis will attend the annual meeting, and we will extend the opportunity to the representative to make a statement if he or she desires to do so.  This representative will also be available to answer any questions you may have.

You should note that your ratification of our selection of Elliott Davis as our independent auditors for our 2006 fiscal year is advisory only and not binding upon Signalife, although our audit committee will seriously consider your objections in not ratifying the appointment.  Even if our audit committee were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors, that the appointment of Elliott Davis would stand unless the audit committee were to find other good reason to make a change.  Our audit committee also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Elliott Davis as our independent auditors for fiscal 2006, should it deem it to be in the best interests of Signalife and its shareholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Elliott Davis as our independent auditors for our 2006 fiscal year.  Proxies solicited by our board of directors will be so voted unless the holder of voting shares tendering the proxy specifies otherwise.

Audit and Accounting Fees

Summarized below is the aggregate amount of various audit and other professional fees billed by our principal auditors and accountants with respect to our last two fiscal years:

	2005	2004
Audit fees	$ 82,500	$ 190,000
Audit-related fees	$ —	$ —
Tax fees	$ 9,000	$ —
All other fees	$ —	$ —
All other fees, including tax consultation and preparation	$ —	$ —

Under our corporate governance guidelines and audit committee charter, our audit committee approves the engagement of our auditors, the scope of their work, and monitors their performance.  In performing its duties, our audit committee has determined our auditors to be independent as that term is defined under the federal securities laws.

Replacement Of Prior Independent Auditors

On September 29, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2005.  The decision to dismiss Stonefield Josephson was recommended and approved by the audit committee of our board of directors and also approved by our board of directors.  The reason for the change was that the company had relocated its executive offices from California to South Carolina, and the determination that it would be best to have a locally-established firm in that geographical area as our independent registered public accounting firm in order to simplify the audit process.

Stonefield Josephson audited our financial statements for two fiscal years ended December 31, 2004.  Stonefield Josephson's reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  Except as discussed below, during those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Signalife and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Signalife that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

As previously disclosed on our form 10-KSB for our year ended December 31, 2004, in connection with audit of our financial statements for the fiscal year ended December 31, 2004, Stonefield Josephson identified that our accounting for the beneficial conversion feature of a convertible promissory note issued on December 28, 2004, which feature we had originally recognized and amortized commencing February 14, 2005 based upon management’s interpretation of the application of existing accounting principles to the underlying contract documents, should have instead been recognized and amortized commencing December 28, 2004.  Stonefield Josephson discussed this matter with our Chief Financial Officer and other members of management, and we subsequently reevaluated the transaction and recorded an adjustment.  Stonefield Josephson believed that this adjustment reflected a significant deficiency in our internal controls over the application of existing accounting principles to new transactions and financial reporting.  This deficiency would have resulted in a material misstatement to the financial statements for the year ended December 31, 2004.

As previously disclosed on our form 10-KSB for the year ended December 31, 2004, in connection with the audit of Signalife’s financial statements for the year ended December 31, 2004, Stonefield Josephson made several observations relating to our disclosure controls and procedures or internal controls.  First, Stonefield Josephson observed that Signalife did not have adequate segregation of duties due to the size of the company, and that management had the ability to override any existing controls.  Secondly, Stonefield Josephson observed that Signalife did not have a comprehensive accounting procedures manual including information as to customized internal control structure, documentation and transaction flow.  Additionally, Stonefield Josephson observed that none of the members of our audit committee demonstrated an in-depth understanding of generally accepted accounting principles.

With respect to the deficiency identified by Stonefield Josephson in the third paragraph above, we took corrective action during the three-month interim period ended March 31, 2005 to enhance our internal controls as they relate to addressing complex accounting issues by resolving to forward our proposed treatment of these complex accounting issues to outside professionals (other than our independent auditors) for review in situations where the accounting treatment is unclear or extremely complex.

We also took corrective action with respect to Stonefield Josephson’s observations in the fourth paragraph above.  First, we developed procedures to facilitate the adequate segregation of duties within the limited size of our management team.  Second, we are developing a comprehensive accounting procedures manual.  Finally, in order to ensure that our audit committee has an in-depth understanding of generally accepted accounting principles, we appointed Ms. Norma Provencio to serve on our board of directors and the audit committee of the board.  Ms. Provencio is a certified public accountant with over 26 years of accounting experience, including significant audit and public company experience that qualify her as being financially sophisticated for SEC and AMEX audit committee purposes.

PROPOSAL NO. 3:
OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the voting shareholder tendering the proxy in accordance with the proxy holder’s best judgment with respect to all additional matters which might come before the Annual Meeting.  In addition to the scheduled items of business, the Annual Meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC’s proxy rules and matters related to the conduct of the Annual Meeting.  At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the Annual Meeting.

.

Appendix ‘A’

SIGNALIFE, INC.

AUDIT COMMITTEE CHARTER

Organization:

This Charter governs the operations of the audit committee (the "Committee") of Signalife, Inc. (the "Company"). The Committee shall review and reassess this Charter at least annually and shall obtain the approval of the Board of Directors of the Company (the "Board") with respect to this Charter at that time.

The Committee shall be appointed by the Board and shall be comprised of the minimum number of “independent directors” having the qualifications required by the American Stock Exchange (“AMEX”) for so long as the Company’s common shares are listed on that exchange.  Based upon the foregoing, the Audit Committee shall be comprised of at least two directors for so long as the Company continues to be a small business issuer within the meaning of SEC Regulation S-B, and at least three directors commencing as of such date as the Company is no longer a small business issuer, subject to any AMEX transition rules.

Each member of the Committee shall be independent of the Company and its management, and each member shall also be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.  In addition, at least one member of the Committee shall be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities.

A director will be considered "independent" if such director (1) is not an officer or employee of the Company or any subsidiary, and (2) has no relationship that may interfere with the exercise of the director's independence from the Company and its management.  Such relationships might include (but are not limited to) the following:

1.

The director is employed by the Company or any of its affiliates in the current year or has been thus employed in any of the past three years, other than prior employment as an interim Chairman or Chief Executive Officer;

2.

The director accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than (1) compensation for board service, (2) payments arising solely from investments in the Company’s securities, (3) compensation payable to an immediate family member who is a non-executive employee of the Company or of a parent or subsidiary of the Company; (4) compensation received for former service as an interim Chairman or Chief Executive Officer; (5) benefits under a tax qualified retirement plan, (6) non-discretionary compensation;  (7)

loans permitted under Section 13(k) of the Exchange Act; (8) loans from a financial institution provided that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (iii) did not involve more than a normal degree of risk or other unfavorable factors, and (iv) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404, or (9) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (i) made in the ordinary course of business, (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public , and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404.

3.

The director is an immediate family member of an individual (including such director's spouse, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone residing in such director's home) who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

4.

The director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary  charitable contribution matching programs) that exceed 5% of the Company's or the organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; or

5.

The director is, or has an immediate family member who is, employed as an executive of another entity where at any time during the most recent three fiscal years any of the Company's executives served on that entity’s compensation committee.

6.

The director is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

All members of the Committee must be financially literate, and at least one member of the Committee must have accounting or related financial management expertise.

Statement of Policy:

The Committee will provide assistance to the Board in fulfilling their oversight responsibility to the Company's shareholders, noteholders or creditors, the investing community, and others with respect to the Company's (i) financial statements and the financial reporting processes, (ii) systems of internal accounting and financial controls, (iii) internal audit function, and (iv) annual independent audit of its financial statements and legal compliance and ethics programs, as each is established by the Board and implemented by the Company's management, and such duties as assigned by the Board.  In so doing, the Committee will maintain free and open communications with the Company's internal and independent outside auditors and management.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and persow1el of the Company and the power to retain outside counsel, or other experts, for this purpose with the approval of the Board.

The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.  The Committee will endeavor to help direct, where necessary ~ the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

Responsibilities and Processes:

The primary responsibility of the Committee is to help oversee the Company's financial reporting process on behalf of the Board and to report the results of their activities to the Board.  The Company's management is responsible for preparing the Company's financial statements, and the Company's independent outside auditors are responsible for auditing those financial statements.

The following describes the principal recurring processes of the Committee in carrying out its oversight responsibilities:

1.

The Committee will maintain a clear understanding with the Company's management and its independent outside auditors regarding the ultimate accountability of the independent outside auditors to the Committee and to the full Board;

2.

The Committee (1) will actively discuss with the Company's independent outside auditors all matters relating to their independence, including any disclosed relationships or services that may impact upon the objectivity and independence of the auditor; (2) will procure from the independent outside auditors a written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1; and (3) will take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;

3.

The Committee will annually review the performance of the independent outside auditors and will recommend to the Board and will assist in the selection of the Company's independent outside auditors for the upcoming year;

4.

The Committee will assist management with the Company's internal auditors and independent outside auditors with the overall scope and plans for their respective audits, including the adequacy of staffing and compensation, and make such recommendations to the Board in this regard as deemed necessary or appropriate by the Committee.  The Committee will also discuss with such auditors the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's system to monitor and manage business risk;

5.

The Committee will meet separately with the Company’s internal auditors and its independent outside auditors, both with and without representatives of the Company's management present, to discus the results of their examinations;

6.

The Committee will review the Company's annual and quarterly financial statements, including footnotes, to be included in the Company's Annual Report on Form 10-K (SB) and Quarterly Reports

on Form 10-Q (SB), with respect to (a) the quality, as opposed to only the acceptability, of the Company's accounting principles, (b) the reasonableness of significant judgments, and (c) the clarity of the disclosures in the financial statements along with any other pertinent matters with the Company's management, including the management letter and conflict of interest transactions; and will discuss its review and any other pertinent matters with the Company's management;

7.

The Committee shall (1) prepare the report on the audit and the independent outside auditors, and (2) review the report prepared by management relating to internal controls over financial reporting, to the extent either such report is required to be included in the Company’s proxy materials;

8.

The Committee will review any press releases relating to earnings releases;

9.

The Committee will otherwise meet with and request and obtain reports and information from such Company officers, employees, suppliers and others as the Committee shall determine to be necessary or desirable in carrying out its duties as set forth in this Charter;

10.

The Committee will perform a self-assessment annually and review the results with the Board; and

11.

The Committee, in conjunction with management will develop a list of employees involved in the Company's audit and accounting practices.  Annually, the Committee will mail information to these employees on how they may anonymously and confidentially report complaints specifically relating to accounting data, accounting practices, and/or other information that would have an impact on the financial statements of the Company.  The employees involved in the Company’s audit and accounting practices will also be given the contact information of all the audit committee members to enable such employees, to anonymously and confidentially report at anytime, complaints specifically relating to accounting data, accounting practices, and/or other information that would have an impact on the financial statements of the Company.  The Audit Committee will be responsible for addressing the complaints received and determine any actions, if deemed necessary, in a timely manner.

These processes are set forth in this Charter as a guide, with the understanding that the Committee may supplement such processes as it deems appropriate.

Meetings:

The Committee may hold regular meetings on such days as it shall determine.  Other meetings of the Committee shall be held at the request of the Chairperson of the Committee, who will be appointed by the Board. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

Attendance:

Officers, employees and agents of the Company may attend regular meetings of the Committee, as the Chief Executive Officer of the Company shall designate.

Outside Assistance:

The Committee is authorized to engage or employ outside professional or other services, with the approval of the Board, as may be required to fulfill its responsibilities.

Procedure:

The Committee may adopt rules for its meetings and other activities. In the absence of such rules, Committee actions shall be governed by the Company's bylaws in force at the time of such actions and by applicable law. In all cases a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

Proxy For Holders Of Common Stock and Series ‘A’ Preferred Stock

SIGNALIFE, INC.

Annual Meeting of Shareholders — August 8, 2006

The undersigned hereby appoints PAMELA  M. BUNES and RODNEY HILDEBRANDT and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.001 (the “common shares”) and series ‘A’ preferred stock, par value $0.001 (the “series ‘A’ preferred shares”) of SIGNALIFE, INC., a Delaware corporation (“Signalife”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Signalife (the “Annual Meeting”) to be held at Sportsmen’s Lodge Hotel, 12825 Ventura Boulevard, Studio City, California, on Tuesday, August 8, 2006, at the hour of 10:00 a.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Signalife’s Notice of Annual Meeting of Shareholders And Proxy Statement dated July 7, 2006 (the “Proxy Statement”).

1.

ELECTION OF DIRECTORS

The election of the following seven nominees identified in the Proxy Statement to serve on Signalife’s board of directors until their successors have been elected and qualified:

PAMELA M. BUNES       RODNEY HILDEBRANDT       ELLSWORTH ROSTON       LOWELL T. HARMISON

JENNIFER BLACK        NORMA PROVENCIO       ROWLAND PERKINS

FOR	☐	WITHHOLD	☐

You may withhold authority to vote for the election of any of the director nominees by lining through his or her name above.

Signalife’s board of directors recommends that you vote “FOR” the election of the aforesaid seven director nominees to serve on its board of directors.  Unless specific direction is given to withhold authority for the election of all of the aforesaid director nominees or any of them, the common or series ‘A’ preferred shares represented by this proxy shall be voted “FOR” the election of each of the aforesaid director nominees (including where this proxy has been duly signed but no specific voting instructions have been given).

2.

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of Elliott Davis, LLC, as Signalife’s independent auditors for the fiscal year ended December 31, 2006.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Signalife’s board of directors recommends that you vote “FOR” the ratification of Elliott Davis, LLC,  as Signalife’s independent auditors for the fiscal year ended December 31, 2006.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common and series ‘A’ preferred shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

3.

OTHER MATTERS

All other matters that may properly be brought before the Annual Meeting for vote by the holders of the common and series ‘A’ preferred shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Signalife’s board of directors recommends that you vote “FOR” the proposal.  Unless specific direction is given to withhold authority for the aforesaid proposal, the common and series ‘A’ shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common or series ‘A’ preferred shares which the undersigned would be entitled to vote if personally present at the Annual Meeting or any postponement or adjournment thereof are hereby expressly revoked.  This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the Proxy Statement dated July 7, 2006 relating to the Annual Meeting.

NOTE:  Please date this proxy and sign it exactly as your name or names appear on your shares.  If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such.  If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

(Date)
(Signature)
(Signature)